MANAGEMENT CONTRACT
                           BETWEEN
                 FIDELITY GARRISON STREET TRUST
         FIDELITY MONEY MARKET CENTRAL FUND
                         and
           FIDELITY INVESTMENTS MONEY MANAGEMENT,
INC. AGREEMENT made this 20th day of April 2000, by
and between Fidelity Garrison Street Trust, a
Massachusetts business trust which may issue one or
more series of shares of beneficial interest
(hereinafter called the "Fund"), on behalf of
Fidelity Money Market Central Fund (hereinafter
called the "Portfolio"),
and Fidelity Investments Money Management, Inc., a
New Hampshire corporation (hereinafter called the
"Adviser") as set forth in its entirety below.
1. (a) Investment Advisory Services. The Adviser
undertakes to act as investment adviser of the
Portfolio and shall, subject to the supervision of
the Fund's Board of Trustees, direct the investments
of the Portfolio in accordance with the investment
objective, policies and limitations as provided in
the Portfolio's Prospectus or other governing
instruments, as amended from time to time, the
Investment Company Act of 1940 and rules thereunder,
as amended from time to time (the "1940 Act"), and
such other limitations as the Portfolio may impose by
notice in writing to the Adviser. The Adviser shall
also furnish for the use of the Portfolio office
space and all necessary office facilities, equipment
and personnel for servicing the investments of the
Portfolio; and shall (either itself or through an
affiliate) pay the salaries and fees of all officers
of the Fund, of all Trustees of the Fund who are
"interested persons" of the Fund or of the Adviser,
and of all personnel of the Fund or the Adviser
performing services relating to research, statistical
and investment activities. The Adviser is authorized,
in its discretion and without prior consultation with
the Portfolio, to buy, sell, lend and otherwise trade
in any stocks, bonds and other securities and
investment instruments on behalf of the Portfolio.
The investment policies and all other actions of the
Portfolio are and shall at all times be subject to
the control and direction of the Fund's Board of
Trustees.
(b) Management Services. The Adviser shall perform
(or arrange for the performance by its affiliates of)
the management and administrative services necessary
for the operation of the Fund. The Adviser shall,
subject to the supervision of the Board of Trustees,
perform various services for the Portfolio, including
but not limited to: (i) providing the Portfolio with
office space, equipment and facilities (which may be
its own) for maintaining its organization; (ii) on
behalf of the Portfolio, supervising relations with,
and monitoring the performance of, custodians,
depositories, transfer and pricing agents,
accountants, attorneys, underwriters, brokers and
dealers, insurers and other persons in any capacity
deemed to be necessary or desirable; (iii) preparing
all general shareholder communications, including
shareholder reports; (iv) conducting shareholder
relations; (v) maintaining the Fund's existence and
its records; (vi) during such times, if any, as
shares are publicly offered, maintaining the
registration and qualification of the Portfolio's
shares under federal and state law; and (vii)
investigating the development of and developing and
implementing, if appropriate, management and
shareholder services designed to enhance the value or
convenience of the Portfolio as an investment
vehicle.
The Adviser shall also furnish such reports,
evaluations, information or analyses to the Fund as
the Fund's Board of Trustees may request from time to
time or as the Adviser may deem to be desirable. The
Adviser shall make recommendations to the
Fund's Board of Trustees with respect to Fund
policies, and shall carry out such policies as are
adopted by the Trustees. The Adviser shall, subject
to review by the Board of Trustees, furnish such
other services as the Adviser shall from time to time
determine to be necessary or useful to perform its
obligations under this Contract.
(c) The Adviser shall place all orders for the
purchase and sale of portfolio securities for the
Portfolio's account with brokers or dealers selected
by the Adviser, which may include brokers or dealers
affiliated with the Adviser. The Adviser shall use
its best efforts to seek to execute portfolio
transactions at prices which are advantageous to the
Portfolio and at commission rates which are
reasonable in relation to the benefits received. In
selecting brokers or dealers qualified to execute a
particular transaction, brokers or dealers may be
selected who also provide brokerage and research
services (as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934) to the
Portfolio and/or the other accounts over which the
Adviser or its affiliates exercise investment
discretion. The Adviser is authorized to pay a broker
or dealer who provides such brokerage and research
services a commission for executing a portfolio
transaction for the Portfolio which is in excess of
the amount of commission another broker or dealer
would have charged for effecting that transaction if
the Adviser determines in good faith that such amount
of commission is reasonable in relation to the value
of the brokerage and research services provided by
such broker or dealer. This determination may be
viewed in terms of either that particular transaction
or the overall responsibilities which the Adviser and
its affiliates have with respect to accounts over
which they exercise investment discretion. The
Trustees of the Fund shall periodically review the
commissions paid by the Portfolio to determine if the
commissions paid over representative periods of time
were reasonable in relation to the benefits to the
Portfolio.
The Adviser shall, in acting hereunder, be an
independent contractor. The Adviser shall not be an
agent of the Portfolio. 2. It is understood that the
Trustees, officers and shareholders of the Fund are
or may be or become interested in the Adviser as
directors, officers or otherwise and that directors,
officers and stockholders of the Adviser are or may
be or become similarly interested in the Fund, and
that the Adviser may be or become interested in the
Fund as a shareholder or otherwise.
3. The Adviser will be compensated on the following
basis for the services and facilities to be furnished
hereunder, which compensation shall be paid by
Fidelity Management & Research Company (FMR), an
affiliate of the Adviser:
(a) With respect to each investment account managed
by FMR or its affiliates (other than an investment
account managed or subadvised by the Adviser) that
invests in the Portfolio in any given month (a
"Participating Account"), FMR will pay the Adviser a
fee equal to (i) 50% of the monthly management fee
rate (including performance adjustments, if any) that
the Participating Account is obligated to pay FMR or
its affiliates under its management contract with FMR
or its affiliates, multiplied by (ii) the monthly
average net assets of the Participating Account
invested in the Portfolio for such month, provided
that such fee shall be net of (x) any Participating
Account expenses paid by FMR pursuant to an all-
inclusive fee management contract, and (y) any
"offensive" Rule 12b-1 plan payments made by FMR or
its affiliates in respect of such Participating
Account. Notwithstanding anything herein to the
contrary, such fee shall not be reduced to reflect
expense reimbursements or fee waivers by FMR.
(b) In case of initiation or termination of this
Contract during any month, the fee for that month
shall be reduced proportionately on the basis of the
number of business days
during which it is in effect, and the fee computed
upon the average net assets for each Participating
Account for the business days it is so in effect for
that month.
4. It is understood that the Portfolio will pay all
its expenses, other than as specifically set forth
below, which expenses payable by the Portfolio shall
include, without limitation, (i) interest and taxes;
(ii) brokerage commissions and other costs in
connection with the purchase or sale of securities
and other investment instruments; (iii) fees and
expenses of the Fund's Trustees other than those who
are "interested persons" of the Fund or the Adviser;
(iv) legal and audit expenses; (v) custodian fees and
expenses; (vi) fees and expenses, if any, related to
the registration and qualification of the Fund and
the Portfolio's shares for distribution under state
and federal securities laws; (vii) expenses of
printing and mailing reports and notices and proxy
material to shareholders of the Portfolio; (viii) all
other expenses incidental to holding meetings of the
Portfolio's shareholders, including proxy
solicitations therefor; (ix) a pro rata share, if
any, based on relative net assets of the Portfolio
and other registered investment companies having
Advisory and Service or Management Contracts with the
Adviser, of 50% of insurance premiums for fidelity
and other coverage; (x) its proportionate share, if
any, of association membership dues; and (xi) such
non-recurring or extraordinary expenses as may arise,
including those relating to actions, suits or
proceedings to which the Portfolio is a party and the
legal obligation which the Portfolio may have to
indemnify the Fund's Trustees and officers with
respect thereto. The Adviser, either itself or
through an affiliate, shall pay the fees associated
with transfer agent and pricing and bookkeeping
services involved in the Portfolio's operations.
5. The services of the Adviser to the Portfolio are
not to be deemed exclusive, the Adviser being free to
render services to others and engage in other
activities, provided, however, that such other
services and activities do not, during the term of
this Contract, interfere, in a material manner, with
the Adviser's ability to meet all of its obligations
with respect to rendering services to the Portfolio
hereunder. In the absence of willful misfeasance, bad
faith, gross negligence or reckless disregard of
obligations or duties hereunder on the part of the
Adviser, the Adviser shall not be subject to
liability to the Portfolio or to any shareholder of
the Portfolio for any act or omission in the course
of, or connected with, rendering services hereunder
or for any losses that may be sustained in the
purchase, holding or sale of any security or other
investment instrument.
6. (a) Subject to prior termination as provided in
sub-paragraph (d) of this paragraph 6, this Contract
shall continue in force until May 31, 2002 and
indefinitely thereafter, but only so long as the
continuance after such date shall be specifically
approved at least annually by vote of the Trustees of
the Fund or by vote of a majority of the outstanding
voting securities of the Portfolio.
(b) This Contract may be modified by mutual consent
subject to the provisions of Section 15 of the 1940
Act, as modified by or interpreted by any applicable
order or orders of the Securities and Exchange
Commission (the "Commission") or any rules or
regulations adopted by, or interpretative releases
of, the Commission.
(c) In addition to the requirements of sub-paragraphs
(a) and (b) of this paragraph 6, the terms of any
continuance or modification of this Contract must
have been approved by the vote of a majority of those
Trustees of the Fund who are not parties to the
Contract or interested persons of any such party,
cast in person at a meeting called for the purpose of
voting on such approval. (d) Either party hereto may,
at any time on sixty (60) days'
prior written notice to the other, terminate this
Contract, without payment of any penalty, by action
of its Trustees or Board of Directors, as the case
may be, or with respect to the Portfolio by vote of a
majority of the outstanding voting securities of the
Portfolio. This Contract shall terminate
automatically in the event of its assignment.
7. The Adviser is hereby expressly put on notice of
the limitation of shareholder liability as set forth
in the Fund's Trust Instrument or other
organizational document and agrees that the
obligations assumed by the Fund pursuant to this
Contract shall be limited in all cases to the
Portfolio and its assets, and the Adviser shall not
seek satisfaction of any such obligation from the
shareholders or any shareholder of the Portfolio or
any other Portfolios of the Fund. In addition, the
Adviser shall not seek satisfaction of any such
obligations from the Trustees or any individual
Trustee. The Adviser understands that the rights and
obligations of any Portfolio under the Trust
Instrument or other organizational document are
separate and distinct from those of any and all other
Portfolios.
8. This Agreement shall be governed by, and
construed in accordance with, the laws of the
Commonwealth of Massachusetts, without giving effect
to the choice of laws provisions thereof. The terms
"vote of a majority of the outstanding voting
securities," "assignment," and "interested persons,"
when used herein, shall have the respective meanings
specified in the 1940 Act, as now in effect or as
hereafter amended, and subject to such orders as may
be granted by the Securities and Exchange
Commission.
IN WITNESS WHEREOF the parties have caused this
instrument to be signed in their behalf by their
respective officers thereunto duly authorized, and
their respective seals to be hereunto affixed, all
as of the date written above.
FIDELITY MONEY MARKET CENTRAL
FUND
By /s/Robert C. Pozen
Robert C. Pozen, Senior Vice
President FIDELITY INVESTMENTS
MONEY MANAGEMENT, INC. By /s/
Robert C. Pozen
Robert C.
Pozen,
President